Exhibit 10.1

33587 Walker Road
Avon Lake, OH 44012
440.930.1000
www.polyone.com

February 10, 2016

Mr. Stephen D. Newlin

Dear Steve:
This letter amends the letter agreement dated March 6, 2014 (the “Letter Agreement”) between you and PolyOne Corporation (“PolyOne”), which Letter Agreement sets forth the terms and conditions of your continued employment as the Executive Chairman of PolyOne. We have agreed that the Letter Agreement will be amended in the following respects and any provisions in the Letter Agreement that specifically address the same topics addressed below will have no further force and effect, but all other terms of the Letter Agreement will remain unchanged. Capitalized words and phrases used herein that are not otherwise defined will have the meanings ascribed to those words and phrases in the Letter Agreement.

The Board has exercised its discretion under the Letter Agreement to extend the termination of the Employment Period from February 21, 2016 until July 1, 2016 and you have agreed to such extension. Section 4(a) of the Letter Agreement is hereby amended to substitute “July 1, 2016” for “February 21, 2016” where it appears therein.

In addition, PolyOne currently maintains an office in Carefree, Arizona and, for the five-year period following your retirement as described in Paragraph 4(a)(iv) of the Letter Agreement, PolyOne will maintain this (or other suitable) office space in the Scottsdale, Arizona geographic area and will provide you access to such office space and the secretarial and technical support employed by PolyOne at such office space.

In all other respects, the Letter Agreement will remain in full force and effect.

Stephen D. Newlin

If you find this letter acceptable, please sign and date the letter below and return it to me. This amendment to the Letter Agreement will become effective on the latest date set forth below.

Sincerely,

POLYONE CORPORATION

By: /s/ Richard H. Fearon
Name: Richard H. Fearon

Title:	Lead Director
Date: February 10, 2016

I agree to the terms and conditions
in this letter agreement

/s/ Stephen D. Newlin
Name:    Stephen D. Newlin
Date: February 10, 2016